EXHIBIT 10.2


                   SETTLEMENT AGREEMENT AND MUTUAL RELEASE

            This Settlement Agreement and Mutual Release (the "Agreement") is made as of the 8th day of July, 1999 by and among Intelect Communications, Inc. ("Intelect", or the "Company") and Angelo, Gordon & Co., L.P., Leonardo, L.P., GAM Arbitrage Investments, Inc., AG Super Fund International Partners, L.P., Raphael, L.P., Ramius Fund, Ltd. and their affiliates (collectively, "Angelo Gordon" or "Angelo Gordon Entities").

            WHEREAS, Intelect issued shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") pursuant to a Certificate of Designations, Preferences and Rights relating to the Series C Preferred Stock (the "Series C Designation") and a Securities Purchase Agreement dated as of February 6, 1998 (the "Series C Purchase Agreement," collectively with the Series C Designation, the "Series C Documents");

            WHEREAS, Intelect issued shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") pursuant to a Certificate of Designations, Preferences and Rights relating to the Series D Preferred Stock (the "Series D Designation") and Securities Purchase Agreements dated as of May 7, 1998 and June 26, 1998 (the "Series D Purchase Agreement", collectively with the Series D Designation, the "Series D Documents");

            WHEREAS, Angelo Gordon purchased 921 shares of Series C Preferred Stock and 522 shares of Series D Preferred Stock from the original purchasers of such shares pursuant to a February 24, 1999 Letter Agreement (the "Letter Agreement");

            WHEREAS, Intelect issued shares of Series E Convertible Preferred Stock (the "Series E Preferred Stock" and, together with the Series C Preferred Stock and the Series D Preferred Stock, the "Preferred Stock") to Angelo Gordon pursuant to a Certificate of


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Designations, Preferences and Rights relating to the Series E Preferred Stock
(the "Series E Designation") and a Securities Purchase Agreement dated as of February 24, 1999 (the "Series E Purchase Agreement", and, together with the Series E Designation, the "Series E Documents" and, together with the Series C Documents, the Series D Documents, and the Letter Agreement, the "Operative Preferred Stock Documents");

            WHEREAS, Angelo Gordon delivered to Intelect Conversion Notices dated as of May 7, May 24, June 17 and July 8, 1999, copies of which are attached hereto as Exhibit A (the "Conversion Notices"), for the conversion of all of the Angelo Gordon Entities' remaining shares of Series D Preferred Stock and a portion of the Angelo Gordon Entities' shares of Series E Preferred Stock;

            WHEREAS, certain Angelo Gordon entities filed suit against Intelect seeking recovery for the alleged breach of the Series E Documents because, among other things, of Intelect's refusal to issue common stock upon submission of the Conversion Notices and Intelect's April 26, 1999 announcement that it was discontinuing indefinitely conversions of its outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock;

            WHEREAS, Intelect has filed suit against Angelo Gordon (i) asserting that Angelo Gordon has violated certain representations and warranties contained in the Operative Preferred Stock Documents, (ii) asserting that Angelo Gordon has fraudulently manipulated the market for Intelect common stock and (iii) seeking the recovery of alleged short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") allegedly realized by Angelo Gordon;


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            WHEREAS, each party has made such independent investigation as such party has deemed necessary of the facts and circumstances pertaining to the claims asserted by each party and the effects thereon of this Agreement, and each party is fully informed as to all relevant facts and circumstances and has carefully considered the applicable law and consulted with counsel of its choice, such that it is knowingly and voluntarily entering into the settlement and compromise of such claims evidenced by this Agreement;

            WHEREAS, arm's-length settlement negotiations have taken place between Intelect and Angelo Gordon, and this Agreement has been reached;

            WHEREAS, Intelect and Angelo Gordon have concluded that it would be in the best interests of each party to enter into this Agreement in order to avoid the uncertainties, expense, inconvenience and burdens of litigation, and to put to rest this controversy and preserve valued business relationships;

            NOW, THEREFORE, in consideration of the foregoing and the mutual and respective releases, covenants and undertakings and in full, complete and final settlement of such claims and controversies, the parties agree as follows:

            1.    THIS AGREEMENT IS NOT AN ADMISSION.

            The parties hereto agree that this Agreement, and any and all negotiations, documents and discussions associated with it, shall not be deemed or construed to be an admission or evidence of any violation of any contractual provision, statute, law, rule or regulation or of any liability or wrongdoing by any of the parties hereto, or of any absence of wrongdoing or of limitation of damage or injury, and shall not be used, directly or indirectly, as evidence thereof, in any way in any action or proceeding.



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            2.    BINDING EFFECT.

            Each party is entering into this Agreement on behalf of itself, and, to the extent not prohibited by applicable law, its agents, affiliates, stockholders, partners, employees, directors, representatives, successors and assigns. This Agreement shall be binding upon, and inure to the benefit of, each party and, to the extent not prohibited by applicable law, its agents, affiliates, stockholders, partners, employees, directors, representatives, successors and assigns.

            3.    ISSUANCE OF COMMON STOCK PURSUANT TO CONVERSION NOTICES.

            (a) Upon execution and delivery of this Agreement (the "Closing"), Intelect shall execute and deliver to Intelect's designated transfer agent (the "Transfer Agent") irrevocable instructions to issue and surrender, on the business day following the date of the Closing, to a common carrier for overnight delivery to the Angelo Gordon Entities certificates for an aggregate of 2,315,711 shares of common stock, par value $0.01 per share, of Intelect ("Common Stock") as set forth in the Conversion Notices (collectively, the "Converted Shares"); provided, however, that the executed version of this Agreement shall be held in escrow until the Angelo Gordon Entities receive certificates for 2,315,711 shares of Common Stock. Intelect shall also instruct the Transfer Agent to issue and deliver to the Angelo Gordon Entities certificates for shares of Series E Preferred Stock, representing the balance of Series E Preferred shares not covered by the Conversion Notices. Intelect acknowledges that the Converted Shares are being issued on conversion of Series D Preferred Stock and Series E Preferred Stock pursuant to the applicable Certificates of Designations, Preferences and Rights and the Conversion Notices, and that the Converted Shares and Remainder Shares (as defined in Section 4 below) have been registered for resale and may be sold pursuant to Intelect's Prospectus dated June 8,


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1998 as supplemented by a Prospectus Supplement dated March 5, 1999 and
Intelect's Prospectus dated April 15, 1999 (subject to the provisions of this Agreement).

            4.    REMAINING SERIES E STOCK

                  (a) Subject to the provisions of this paragraph, on the 65th day following execution hereof, Angelo Gordon or its designee will submit a Conversion Notice (as defined in the Series E Designation) (the "Final Conversion Notice") for a number of shares of Series E Preferred Stock to be converted into 403,713 shares of Common Stock (the "Remainder Shares"), based on the Conversion Price set forth in the Series E Designation, and the Company shall honor such Final Conversion Notice at such price. In the event such conversion in full would result in Angelo Gordon beneficially owning more than 4.99% of the Company's outstanding Common Stock (as determined in accordance with Section 2(d) of the Series E Designation), the Final Conversion Notice will be effective only as to that number of shares of Common Stock that would bring Angelo Gordon's beneficial ownership level up to an aggregate of 4.99% of all outstanding Common Stock. In such event, Angelo Gordon agrees that should its beneficial ownership of the Common Stock of the Company at any time drop below an aggregate of 4.99% of all outstanding shares of Common Stock, it will promptly deliver subsequent Conversion Notices (as defined in the Series E Designation) until a sufficient number of Series E Preferred Stock has been converted to result in the issuance to Angelo Gordon of all of the Remainder Shares. Any such subsequent Conversion Notices shall be based on the Conversion Price set forth in the Series E Designation. Notwithstanding anything in this Agreement or elsewhere, Angelo Gordon shall not, after Closing, convert Preferred Stock into more than 403,713 shares of Common Stock. Accordingly, the total number of shares of


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Common that Angelo Gordon may obtain through conversion of shares of the
Preferred Stock at and subsequent to Closing is 2,719,424 shares of Common
Stock.

                  (b) PURCHASE. To the extent that Angelo Gordon owns any Series E Preferred Stock after application of the provisions of paragraph (a) above, such remaining shares shall be canceled and Angelo Gordon shall promptly return such shares to the Company.

            5.    LEGEND; REMOVAL OF LEGEND.

            The certificates for the Converted Shares shall be issued to Angelo Gordon with the following restrictive legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE CONTAINED IN THAT CERTAIN SETTLEMENT AND MUTUAL RELEASE AGREEMENT DATED JULY 8, 1999 BY AND AMONG INTELECT COMMUNICATIONS, INC AND AG SUPER FUND INTERNATIONAL PARTNERS AND CERTAIN OTHER PARTIES NAMED THEREIN AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

On the date of the Closing, Intelect shall issue irrevocable instructions to the Transfer Agent that, with no further action by Intelect, upon receipt by the Transfer Agent of any Converted Shares or Remainder Shares for transfer, accompanied by an Officers' Certificate in the form attached hereto as Exhibit B (an "Officers' Certificate") executed by two authorized representatives of Angelo Gordon referencing such Converted Shares or Remainder submitted for transfer and stating that all sale restrictions under Section 6 of this Agreement and prospectus delivery requirements under applicable securities laws (or requirements under Rule 144, if applicable)


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have been complied with, the Transfer Agent shall promptly effect transfer of such shares without the foregoing legend and shall issue to Angelo Gordon a new certificate for the appropriate balance of the Converted Shares or Remainder Shares, containing the appropriate legend, as soon as practicable, but in any event within five business days after submission of the Converted Shares or remainder Shares and the Officers' Certificate. Intelect shall use its best efforts to obtain from the Transfer Agent, as soon as practicable, a letter addressed to Angelo Gordon by which the Transfer Agent shall agree to be bound by the irrevocable instructions described above. Angelo Gordon shall, upon reasonable request from Intelect, provide Intelect with information as to the dates and amounts of any trades of Common Stock by Angelo Gordon. If requested by Angelo Gordon, Intelect and Angelo Gordon shall enter into a confidentiality agreement in such form as mutually acceptable to the parties in connection with such additional information requested in the immediately preceding sentence. If at any time Intelect believes that Angelo Gordon is in breach of this Agreement, Intelect may seek from a court of competent jurisdiction an injunction, temporary restraining order or other appropriate injunctive relief to stay or suspend sales or transfer of Converted Shares or Remainder Shares. Until any such order by a court, Intelect shall take no action to revoke such instructions.

            6.    CERTAIN RESTRICTIONS.

                  (a) So long as Angelo Gordon holds any Common Stock, Angelo Gordon shall not, after date hereof, directly or indirectly, engage in short sales, purchase puts, sell calls, enter into equity swaps or otherwise take a market position through the selling of borrowed shares, through a contractual arrangement or otherwise, by which Angelo Gordon would benefit from a decrease in the market price of Intelect's Common Stock. Angelo Gordon


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shall, as soon as practicable following the Closing, unwind all existing positions resulting from such transactions, if any.

                  (b) Angelo Gordon shall not sell or otherwise dispose of, on any single day (a "Trade Date"), an aggregate number of shares of Common Stock in excess of that number of shares of Common Stock equal to 7% of the trading volume for the Common Stock for such Trade Date (as reported by Bloomberg), exclusive of purchases or sales of Common Stock made by Angelo Gordon on such day.

                  (c) Notwithstanding the foregoing, Angelo Gordon shall be permitted to sell the number of shares of Common Stock necessary to unwind the positions referred to in Section 6(a).

                  (d) If Herman M. Frietsch or Philip P. Sudan, Jr. sell any shares of Common Stock of the Company within the next 65 days at a price under $3.00 per share, then Angelo Gordon is no longer subject to the restrictions in paragraph 6(b) of this Agreement.

            7.    PROXY.

            Angelo Gordon hereby grants to Intelect or its designee an irrevocable proxy, coupled with an interest, to vote the Converted Shares and the Remainder Shares on all matters that may come before the stockholders of Intelect, so long, but only so long, as such Converted Shares are owned by Angelo Gordon. Angelo Gordon agrees to execute and deliver such other documents as Intelect may reasonably request in order to carry out the purposes and intent of this provision.


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            8.    RIGHT TO REPURCHASE SHARES.

            Angelo Gordon hereby grants to Intelect the right and option, upon five days written notice to each Angelo Gordon Entity and the Transfer Agent (the "Repurchase Notice"), from time to time during the 120 calendar days following execution of this Agreement, to repurchase any Converted Shares or Remainder Shares owned by Angelo Gordon at the time of such Repurchase Notice on the following terms and conditions:

                  (a) The purchase price per share for any Converted Shares or Remainder Shares purchased by Intelect pursuant to this Section 8 (the "Repurchased Shares") shall be the greater of $1.25 or the then current closing sale price of Intelect Common Stock as reported by Bloomberg on the trading date on which the Repurchase Notice is delivered (the "Purchase Price").

                  (b) The Repurchase Notice shall specify (i) the number of shares of Common Stock to be repurchased, (ii) the Purchase Price and (iii) the date on which such repurchase is to occur (the "Repurchase Date"), which shall be no more than ten days following the date of the Repurchase Notice.

                  (c) Intelect shall not be entitled to send a Repurchase Notice unless it has complied with all the provisions of this Agreement and has, in the amount of the full aggregate Purchase Price for all Repurchased Shares:

                        (i) cash available in a demand or other immediately available account in a bank or similar financial institution; or


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                        (ii) credit facilities with a bank or similar financial
institution that are immediately available and unrestricted for use in repurchasing the Repurchased Shares; or

                        (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from Intelect a sufficient number of shares of stock to provide the necessary proceeds; or

                        (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii).

                  (d) Each Angelo Gordon Entity whose Common Stock is being repurchased under this Section 8 shall send to the Transfer Agent, to be held in escrow by the Transfer Agent until payment therefor by Intelect, share certificates representing the Repurchased Shares to be repurchased from such Angelo Gordon Entity within five business days after the Repurchase Date, and Intelect shall pay to such Angelo Gordon Entity in cash the full aggregate Purchase Price for such Repurchased Shares within one business day after such certificates are received by the Transfer Agent. If Intelect fails to pay such Purchase Price in cash on such date, the Transfer Agent shall immediately re-deliver the certificates for such shares to such Angelo Gordon Entity, and thereafter Angelo Gordon shall (i) no longer be bound by the provisions of this
Section 8 and (ii) not be bound by the provisions of Section 6(b) with respect to Repurchased Shares which it could have sold under Section 6(b) between the time of the Repurchase Notice and the date the Purchase Price was required to be paid hereunder.

                  (e) If fewer than all Converted Shares and Remainder Shares held by all Angelo Gordon Entities at the time of a Repurchase Notice are to be repurchased, Intelect


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shall repurchase a pro rata amount from each Angelo Gordon Entity then beneficially owning Converted Shares or Remainder Shares

            9.    TERMINATION OF CERTAIN RIGHTS.

            Except as provided in this Agreement, Angelo Gordon agrees that all rights Angelo Gordon may have under the Operative Preferred Stock Documents are terminated. The Registration Rights Agreements dated as of February 6, 1998, May 7, 1998 and June 26, 1998 between Intelect and the Buyers named therein shall continue in effect with respect to the Conversion Shares (as defined therein). The Registration Rights Agreement dated as of February 24, 1999 between Intelect and the Buyers named therein shall continue in effect with respect to the Conversion Shares and the Warrant Shares (as defined therein).

            10.   WARRANTS.

            Each Angelo Gordon Entity to which Warrants to Purchase Common Stock ("Warrants") were issued pursuant to the Series E Purchase Agreement will retain such Warrants, and nothing contained in this Agreement shall affect Angelo Gordon's rights with respect to such Warrants under any agreement, document or other instrument relating to such Warrants.

            11.   REPRESENTATIONS AND WARRANTIES.

                  (a) As of the date hereof and as of the date any Converted Shares or Remainder Shares (collectively, "Issued Shares") are issued, each Angelo Gordon Entity that is receiving securities hereunder (a "Angelo Gordon Shareholder") hereby represents and warrants with respect to itself only that:

                        (i) ACCREDITED INVESTOR STATUS. It is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.


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                 (ii) RELIANCE ON EXEMPTIONS. Such Angelo Gordon Shareholder
understands that the Issued Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Intelect is relying in part upon the truth and accuracy of, and such Angelo Gordon Shareholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Angelo Gordon Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Angelo Gordon Shareholder to acquire the Issued Shares.

                 (iii) INFORMATION. Such Angelo Gordon Shareholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Intelect and materials relating to the offer and issuance of the Issued Shares which have been requested by such Angelo Gordon Shareholder. Such Angelo Gordon Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of Intelect, including its management. Neither such inquiries nor any other due diligence investigations conducted by such Angelo Gordon Shareholder or its advisors, if any, or its representatives shall modify, amend or affect such Angelo Gordon Shareholder's right to rely on Intelect's representations and warranties contained in this Agreement. Such Angelo Gordon Shareholder understands that its investment in the Issued Shares involves a high degree of risk. Such Angelo Gordon Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Issued Shares. In addition to the foregoing such Angelo Gordon Shareholder acknowledges that:


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                              (a) it has access to copies of (and acknowledges
            that Intelect has offered to provide, upon its request, copies of) Intelect's filings with the Securities Exchange Commission (collectively, the "Public Documents");

                              (b) it has not been furnished with any oral
            representation or warranty in connection with the offering of the Issued Shares by Intelect or any officer, employee, agent, affiliate or subsidiary, which is not contained in or contemplated herein;

                              (c) it understands that the purchase of the Issued
            Shares entails various risks including, but not limited to, those outlined in the Public Documents and in this Agreement, and has determined that the Issued Shares are a suitable investment and that at this time it could bear a complete loss of its investment; and

                              (d) any information which such Angelo Gordon
            Shareholder has heretofore represented or furnished to Intelect with respect to its financial position, business experience, or trading practices is correct and complete as of the date of this Agreement.

                 (iv) NO GOVERNMENTAL REVIEW. Such Angelo Gordon Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Issued Shares or the fairness or suitability of the investment in the Issued Shares nor have such authorities passed upon or endorsed the merits of the offering of the Issued Shares.


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                        (v) TRANSFER OR RESALE. Such Angelo Gordon Shareholder
understands that except as provided herein or in the Registration Rights Agreements referenced in paragraph 9 hereof: (i) the issuance of the Converted Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such shares are sold pursuant to an effective registration statement covering the resale of such shares and the applicable prospectus delivery requirements have been complied with by the Angelo Gordon Shareholder, (C) such Angelo Gordon Shareholder shall have delivered to Intelect an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Angelo Gordon Shareholder provides Intelect with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("Rule 144"); and (ii) any sale of the Issued Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Issued Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as expressly provided herein, neither Intelect nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.


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                        (vi) RESIDENCY. Each Angelo Gordon Shareholder is a
resident of that country or jurisdiction specified in the Schedule of Angelo Gordon Shareholders which has heretofore been provided to Intelect.

                  (b) As of the date hereof and as of the date any Issued Shares are issued, Intelect represents and warrants to each Angelo Gordon Entity that:

                        (i) SHARES FULLY PAID AND NON-ASSESSABLE. When issued, the Issued Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges, with the holders being entitled to all rights accorded to a holder of Common Stock.

                        (ii) ORGANIZATION AND QUALIFICATION. Intelect is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

                        (iii) AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS. Intelect has the requisite corporate power and authority to enter into and perform this Agreement, and to issue the Converted Shares and Remainder as defined in accordance with the terms and conditions hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Issued Shares), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by


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general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                        (iv) NO CONFLICTS. The execution, delivery and performance of this Agreement by Intelect and the consummation by Intelect of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock, par value $.01 per share, of the Company or the By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries (as defined in the Series E Purchase Agreement) is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in the Public Documents, neither the Company nor its Subsidiaries is in violation of any term of or in default under (x) the Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock, par value $.01 per share, or the By-laws or their organizational charter or by-laws, respectively, or (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries. The business of the Company and its Subsidiaries is not being


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conducted in violation of any law, ordinance, regulation of any governmental entity, except where such violations have not resulted or would not result, individually or in the aggregate, in a Material Adverse Effect (as defined in the Series E Purchase Agreement) and no bankruptcy is being contemplated or threatened. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries have no knowledge of any facts or circumstances which might give rise to any of the foregoing. Except as disclosed in the Public Documents, the Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof.

                        (v) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1996, the Company or its predecessor Intelect Communications Systems Limited, a Bermuda Corporation, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder


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applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC or as amended prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates or as amended prior to the date hereof, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof, or if amended prior to the date hereof, as of the date of such amendment and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Angelo Gordon which is not included in the SEC Documents, or if amended prior to the date hereof, as of the date of such amendment, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have


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provided Angelo Gordon with any material, nonpublic information, except for the knowledge of the existence of the transactions contemplated hereby.

                        (vi) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except for the transactions contemplated hereby, and excluding liabilities incurred in the ordinary course of business consistent with past practices, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                        (vii). REGISTRATION STATEMENTS. The registration statements covering the Converted Shares and the Remainder Shares are effective and the Company has received no stop order suspending effectiveness of such registration statements.

                  (c) The representations and warranties made in this Section 11 shall survive the Closing and the issuance of the Issued Shares.

            12.   MUTUAL RELEASES.

                  (a) In consideration of and subject to the terms of this Agreement, Intelect, on behalf of itself and, to the extent not prohibited by applicable law, its agents, affiliates, stockholders, partners, employees, directors, representatives, successors and assigns, hereby expressly releases and discharges each Angelo Gordon Entity and its agents, affiliates, advisors, members, managers, stockholders, partners, employees, present and former directors and officers, representatives, successors and assigns, from, and agrees not to encourage, cooperate with or assist any third party to assert, any and all manner of claims, of any nature whatsoever, known or unknown, suspected or unsuspected, in law, in equity or otherwise, whether class, individual, derivative or otherwise in nature, including but not limited to those arising under state, federal or other laws, rules or regulations, that Intelect ever had, now has or hereafter can, shall or may have, whether arising under Section 16(b) of the Exchange Act or otherwise, relating in any way to the purchase or sale of Intelect securities, from the beginning of the world through the date of this Agreement, or as contemplated hereunder, or relating to any other acts, omissions, events, occurrences, happenings or circumstances occurring or existing prior to the date of this Agreement. As soon as practicable after Closing, the court action filed in the United Stated District Court for the Southern District of New York, Index No. 99CIV.4338 on June 16, 1999, will be dismissed with prejudice by the Company as to the Angelo Gordon Entities.

                  (b) In consideration of and subject to the terms of this Agreement, each Angelo Gordon Entity, on behalf of itself and, to the extent not prohibited by applicable law, its agents, affiliates, stockholders, partners, employees, directors, representatives, successors and assigns, hereby expressly releases and discharges Intelect and its agents, affiliates, advisors, members, managers, stockholders, partners, employees, present and former directors and officers, representatives, successors and assigns from, and agrees not to encourage, cooperate with or assist any third party to assert, any and all manner of claims, of any nature whatsoever, known or unknown, suspected or unsuspected, in law, in equity or otherwise, whether class, individual, derivative or otherwise in nature, that each Angelo Gordon Entity ever had, now has or hereafter can, shall or may have relating to any acts, omissions, events, occurrences, happenings or circumstances occurring or existing prior to the date of this Agreement, including but not limited to those arising under state, federal or other laws, rules or regulations or otherwise relating to any act or omission relating in any way to the Conversion Notices or Intelect's April 26, 1999 announcement that it was discontinuing indefinitely conversions of its outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, from the beginning of the world through the date of this Agreement. As soon as practicable after Closing, the court action filed in the Court of Chancery of the State of Delaware in and for New Castle County, C.A. No. 17187NC on May 28, 1999, will be dismissed with prejudice.

            13. FILING OF FORM 8-K.

            On or before the second business day following the Closing, Intelect shall file a Form 8-K with the Securities and Exchange Commission describing the terms of this Agreement and shall file this Agreement as an Exhibit to such Form 8-K.

            14. AUTHORIZATION TO ENTER INTO THE AGREEMENT.

            Each party represents that (i) it has received all required approvals for, and is authorized to engage in, the execution, delivery and performance of this Agreement and (ii) this Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            15.   PROFESSIONAL ADVICE.

            Each party has received independent legal advice from attorneys of its choice with respect to the advisability of making this Agreement and entering into the releases, covenants and undertakings provided herein.

            16.   NO TRANSFER OF CLAIMS.

            Each party represents and warrants that it has not transferred all or any part of, or any interest in, any claim or potential cause of action that such party is releasing pursuant to this Agreement.

            17.   INTEGRATED AGREEMENT; NO WAIVER.

            This Agreement contains the entire, complete, and integrated statement of each and every term and provision agreed to by and among the parties and is not subject to any condition not provided for herein. This Agreement shall not be changed, modified, or supplemented except by a writing executed by the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

            18. NO PARTY IS THE DRAFTER OF THIS AGREEMENT.

            None of the parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that might cause any provision to be construed against the drafter hereof.

            19.   DISPUTES.

                  (a) Each party agrees that any breach by the other of this Agreement is likely to result in irreparable harm to each non-breaching party, that monetary damages will be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that any non-breaching party may have, each non-breaching party shall be entitled to enforce the specific performance of this Agreement and to seek both temporary and permanent relief in the event of any breach hereof.

                  (b) In the event of any controversy, claim or dispute between the parties to this Agreement arising out of, relating to or in connection with this Agreement, its interpretation or any transaction contemplated hereby or discussed herein, or an alleged breach of the Agreement, each prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses, and costs incurred in connection therewith or in connection with the enforcement or collection of any judgment or award rendered therein.

            20. [Intentionally omitted]

            21. CHOICE OF LAW AND FORUM.

            The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of Intelect and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than those of the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the

City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

            22.   WAIVER OF PERSONAL SERVICE.

                  (a) Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof to such party at the address set forth herein:

                        If to Intelect:

                              INTELECT COMMUNICATIONS, INC.
                              1100 Executive Drive
                              Richardson, Texas 75081
                              Attention:  Herman M. Frietsch


                        If to Angelo Gordon:

                              ANGELO GORDON & CO., L.P.
                              245 Park Avenue - 26th Floor
                              New York, New York 10167
                              Attention: Gary Wolf or Ari Storch

                  (b) Each party agrees that such service shall constitute good and sufficient service of process and notice thereof.

                  (c) Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            23.   WAIVER OF RIGHT TO A JURY TRIAL.

            EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY
HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ITS INTERPRETATION OR ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN.

                 [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                          INTELECT COMMUNICATIONS, INC.


                          By: /s/ HERMAN FRIETSCH
                                  Herman Frietsch, its Chief Executive Officer




                          ANGELO GORDON & CO., L.P


                          By: /s/ FRED BERGER
                                  Fred Berger, its Authorized Signatory


                          LEONARDO, L.P.


                          By: /s/ FRED BERGER
                                  Fred Berger, its Authorized Signatory


                          GAM ARBITRAGE INVESTMENTS, INC.


                          By: /s/ Fred Berger
                                  Fred Berger, its Authorized Signatory


                          AG SUPER FUND INTERNATIONAL PARTNERS, L.P.


                          By: /s/ FRED BERGER
                                  Fred Berger, its Authorized Signatory


                     [signatures continued on next page]

                   [signatures continued on previous page]

                              RAPHAEL, L.P..


                              By: /s/ FRED BERGER
                                      Fred Berger, its Authorized Signatory

                              RAMIUS FUND, LTD


                              By: /s/ FRED BERGER
                                      Fred Berger, its Authorized Signatory

                                List of Exhibits


Exhibit A.     Conversion Notices

Exhibit B.     Officers' Certificate